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                         EXHIBIT 10.15

                  Long-Term Performance Plan of

                     U.S. Trust Corporation

                As Amended, Restated and Renamed

                 Effective as of January 1, 1994



1.   Purpose

     The purpose of the Long-Term Performance Plan of U.S. Trust Corporation is to promote the long-term success of U.S. Trust Corporation and its affiliated companies by (i) encouraging greater focus by senior level officers on its long-term objec-tives, and (ii) providing senior level officers with the opportu-nity to obtain an interest in U.S. Trust Corporation parallel to that of the Corporation's shareholders through increased stock ownership.

     The Plan as hereinafter set forth, represents a continuation of the Long-Term Performance Plan of United States Company of New York and Affiliated Companies, as amended, restated and renamed effective as of January 1, 1994 to reflect (a) the adoption of the Plan by U.S. Trust Corporation as its own Plan and the Corpo-ration's assumption of, and becoming solely responsible for, all liabilities and obligations of United States Trust Company of New York under the Plan, and (b) changes in certain other provisions of the Plan.

     The amendments described in clause (a) of the preceding paragraph, and the amendments to Section 7G, as reflected in this Restatement, are subject to approval by shareholders of the Corporation at it annual meeting scheduled to be held on April 26, 1994.

2.   Definitions

     The following definitions are applicable to the Plan:

               "Affiliated Companies" shall mean United States Trust Company of New York and each other direct or indirect sub-sidiary of the Corporation.

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               "Award" means the dollar value of that part of a Parti-
     cipant's compensation which is taken into account with re-spect to a Performance Cycle and the corresponding number of Performance Share Units which is allocated to such Partici-pant in accordance with the provisions of the Plan.

               "Beneficiary" means the person or persons designated by a Participant in accordance with Section 14 to receive any amount, or any common shares of the Corporation, payable under the Plan upon the Participant's death.

               "Board of Directors" means the Board of Directors of the Corporation.

               "Committee" means the Compensation and Benefits Commit-tee of the Board of Directors.

               "Corporation" means U.S. Trust Corporation.

               "Participant" means an employee of the Corporation or any of its Affiliated Companies who is selected to partici-pate in the Plan in the manner described in Section 4.

               "Performance Cycle" means the period of time over and within which performance is measured for the purpose of determining whether an Award has been earned.

               "Performance Goals" means the performance objectives of the Corporation during a Performance Cycle for the purpose of determining whether, and to what extent, Awards will be earned for a Performance Cycle.

               "Performance Share Unit" and "Phantom Share Unit" mean a unit of measurement equivalent to one common share of the Corporation, with none of the attendant rights of a holder of such share, including, without limitation, the right to vote such share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein.

               "Plan" means the Long-Term Performance Plan of U.S. Trust Corporation.

3.   Administration

     The Plan shall be administered by the Committee. In no event shall a member of the Committee be eligible for an Award


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under the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present, or acts approved in writing by a majority of the Committee without a meeting, shall be the acts of the Committee. In addition to the responsi-bilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority to:

               (i)  Determine the duration of each Performance Cycle;

              (ii) Establish the Performance Goals for each Perfor-mance Cycle;

             (iii)  Select the Participants;

              (iv) Determine the maximum percentage of compensation with respect to which an Award may be made to each Partici-pant, and the actual Award earned by each Participant; and

               (v) Establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations considered necessary or advisable for the ad-ministration of the Plan.

     All decisions, actions or interpretations of the Committee shall be final, conclusive and binding upon all parties.

4.   Participation

     Participants in the Plan shall be limited to those senior officers of the Corporation and its Affiliated Companies (i) whose decisions determine the long-term business and strategic policies of the Corporation and its Affiliated Companies or whose services may be expected to contribute substantially to the attainment of Performance Goals, based on such criteria as the Committee shall from time to time establish and (ii) who have received written notification from the Committee, or from a per-son designated by the Committee, that they have been selected to participate in the Plan. No employee shall at any time have the right to be selected as a Participant for a Performance Cycle, to be entitled automatically to an Award, nor, having been selected as a Participant for one Performance Cycle, to be a Participant in any other Performance Cycle.




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5.   Maximum Number of Shares of Common Stock Available For
     Awards

     Notwithstanding any other provision of the Plan, no more than 253,125 common shares of the Corporation shall be distributed to Participants during the term of the Plan. This limitation shall be computed as if full payment with respect to all Awards were made in the manner described in Section 7 hereof immediately upon the conclusion of each Performance Cycle and shall be adjusted appropriately, as determined by the Committee in its sole discretion, for (i) stock dividends, stock splits or combinations and any recapitalization, merger or consolidation of the Corporation which may occur during the term of the Plan, (ii) any increase in the number of shares payable under Section 7 with respect to deferred awards due to dividends reinvested in Phantom Share Units or accumulated interest required to be paid in common shares, and (iii) any shares previously taken into account for purposes of this limitation which thereafter became forfeited due to the operation of Section 8. The shares distributed under the Plan may be authorized and unissued shares, shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation (at such time or times and in such manner as it may determine). The Corporation shall be under no obligation to acquire its common shares for distribution to Par-ticipants before payment in common shares is due.

6.   Awards

     Awards will be earned on the basis of corporate performance measured against preestablished Performance Goals which will be determined by the Committee for each Performance Cycle. The Committee shall have the authority to adjust Performance Goals, or performance measurement standards for any Performance Cycle as it deems equitable in recognition of (i) extraordinary or non-recurring events experienced by the Corporation during the Performance Cycle, or by any other corporation whose performance is relevant to the determination of the amount of any Award thereunder, (ii) changes in applicable accounting rules or prin-ciples or changes in the Corporation's or in any other such corporation's methods of accounting during the Performance Cycle, or (iii) the occurrence of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, con-solidation, rights offering, or any other change in the capital structure of the Corporation, or of any other such corporation.

     The Committee shall determine the Award allocated to each


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Participant as a percentage of his or her annual rate of base salary at the commencement of, or average annual base salary during the Performance Cycle, either individually or by catego-ries of Participants, provided that the Committee may, in its sole discretion, also apply such percentage to other current or deferred compensation and determine the Performance Cycle for which such deferred compensation shall be counted. In the case of a Participant whose participation commenced after the begin-ning of a Performance Cycle, the Committee shall determine the Award as a percentage of his or her annual base salary or average annual base salary on such date or during such other period as the Committee shall determine prior to the date such participa-tion commenced.

     The Award for each Participant or class of Participants shall then be converted into and expressed in Performance Share Units by dividing the dollar value of the Award by the average market value (the mean between the high and low prices during each day as quoted on the NASDAQ national market system, or, if the Corporation's common shares are not quoted on such system, on such other securities market or securities exchange on which such shares are traded as the Committee shall determine) of one common share of the Corporation during the month preceding the month in which the Performance Cycle begins or, in the case of an officer who becomes a Participant in a Performance Cycle after it has begun, during the calendar month selected by the Committee on or prior to the date such participation commenced.

     In determining the number of Performance Share Units which constitute the Awards hereunder, the Committee shall make appro-priate adjustments for stock dividends, stock splits or combina-tions and any recapitalization, merger or consolidation or other capital changes of the Corporation.

     The Committee shall also determine the percentage of each Participant's Award which is to be based on absolute and relative growth in earnings per share or rate of return on shareholder's equity of the Corporation, or other measurement of corporate performance, either individually or by categories of Partici-pants.

     No Award shall be considered as compensation under any employee benefit plan of the Corporation or any of its Affiliated
Companies, except as specifically provided in any such plan or as otherwise determined by the Board of Directors.



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7.   Payment of Awards

     A. Amount of Payment. The amount payable to a Participant with respect to an Award earned under the Plan shall be equal to
(i) the number of Performance Share Units to which he shall have become entitled by reason of the level of attainment of Perfor-mance Goals, multiplied by (ii) the average market value (deter-mined as provided in Section 6 above) of one common share of the Corporation during the month in which the Performance Cycle ends.

     B. Time of Payment; Deferral Elections. Any amount pay-able on account of an Award earned under the Plan shall be paid by the Corporation at such time, in such manner, and subject to such conditions, including forfeiture conditions (in addition to the conditions specified in Section 8), as determined by the Committee; provided, however, that a Participant may file a writ-ten election with the Committee to defer the payment of any amount payable on account of an award to a period commencing at such future date, following the time for payment otherwise deter-mined by the Committee, as specified in the election. Such elec-tion must be filed with the Committee no later than the last day of the month which is two-thirds of the way through the Perfor-mance Cycle during which the Award is earned, unless the Commit-tee specifies an earlier filing date.

     C. Payment of Non-deferred Awards. The portion of an amount payable on account of an Award which is not deferred, either by election of the Participant or by the Committee, shall be paid one-half in cash and one-half in common shares of the Corporation as soon as practicable after the end of the Performance Cycle. The number of shares to be distributed shall be determined by dividing (i) one-half of the amount so payable which is not deferred by (ii) the average market value (determined as above provided) of one common share of the Corporation during the month in which the Performance Cycle ends.

     D. Separate Accounts. At the conclusion of each Perfor-mance Cycle, the Committee shall cause a separate account ("Account") to be maintained in the name of each Participant with respect to whom all or a portion of an Award earned under the Plan has been deferred, either by election of the Participant or by the Committee.

     E.   Election of Form of Investment.  Not later than sixty
(60) days prior to the end of each Performance Cycle, a Partici-pant may file a written election with the Committee of the per-


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centage of the deferred portion of any Award which is to be cred-
ited with interest, and of the percentage of such Award which is to be credited with Phantom Share Units, which latter percentage shall be at least fifty percent (50%). In the event a Partici-pant fails to file an election within the time prescribed, one hundred percent (100%) of the deferred portion of such Partici-pant's Award shall be credited with Phantom Share Units.

     F. Interest Portion. The amount of interest credited with respect to the portion of an Award credited to the Participant's account which is deferred and credited with interest (the "Inter-est Portion") shall be equal to the amount such portion would have earned had it been credited with interest from the last day of the Performance Cycle with respect to which the Award was made until the last business day preceding the date as of which pay-ment is made, compounded annually, at the Corporation's rate of return on shareholders' equity ("R.O.E.") for each fiscal year that payment is deferred. The Committee may, in its sole dis-cretion, credit interest on amounts payable prior to the date on which the Corporation's rate of return on shareholders' equity becomes ascertainable at the rate applicable to deferred amounts during the year immediately preceding the year of payment. Not-withstanding the foregoing provisions of this Section 7F, effec-tive with respect to Awards earned for each Performance Cycle beginning after December 31, 1982, the Committee, in its sole discretion, may provide an alternative method of determining the additional amount to be credited to the Interest Portion of each separate Account maintained for deferred amounts under the Plan; provided, however, that no amount credited to an Account pursuant to such alternative method shall exceed the amount that would have been credited if such determination had been based on the Corporation's rate of return on shareholders' equity calculated in the manner provided in the foregoing provisions of this Sec-tion 7F of the Plan. Any such alternative method may provide for use of either a stated interest rate or a fixed or floating interest rate determined by reference to an external standard selected by such Committee, and may be modified by the Committee at any time, with prospective effect but with respect to all prior and all future deferrals; provided, however, that no such modification may be implemented without advance notice to Participants affected by the modification.

     Notwithstanding any other provision to the contrary contained in this Section 7F, the following provisions shall apply in the case of each Participant whose Account had not yet become payable as of January 1, 1993 and whose Account, at


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December 31, 1992, included an R.O.E. Balance (as defined below):

               (i) As of January 1, 1993, the Participant's R.O.E. Balance (determined as of December 31, 1992 after the addi-tional amounts provided for in this Section 7F have been credited for the fiscal year 1992) shall be increased by an amount equal to 50 percent of such balance; provided, how-ever, that the Participant's R.O.E. Balance shall not be so increased if, for any period beginning on or after January 1, 1993, any amount is required to be credited to the Participant's R.O.E. Balance pursuant to this Section 7F at a rate higher than the rate specified in (ii) below.

              (ii) With respect to all periods beginning on and after January 1, 1993, there shall be credited to each such Parti-cipant's R.O.E. Balance, in lieu of the amounts otherwise provided for in this Section 7F, an additional amount equal to the amount of the Participant's R.O.E. Balance would have earned if it had been credited with interest, compounded annually, at a rate equal to 50% of the Corporation's R.O.E.
     for each fiscal year or part thereof included in such periods; provided, however, that for any such period, the foregoing rate shall not be less than the lower of (A) 5% per annum or (B) the Corporation's R.O.E. for the applicable fiscal year, nor shall the foregoing rate exceed 15% per annum.

             (iii) For purposes of this Section 7, a Participant's R.O.E. Balance should mean, as of any date, that part of the Interest Portion of the Participant's Account that consists of deferred Awards earned for Performance Cycles ended on or prior to December 31, 1984, together with all interest credited thereon to such date in accordance with the provi-sions of this Section 7F.

     G. Credits to Interest Portion after January 1, 1994. Notwithstanding any provision to the contrary in Section 7F, in the case of any Participant whose Account had not yet become payable as of January 1, 1994, such Participant's R.O.E. Balance shall continue to be credited with interest for all periods ending after December 31, 1993 in accordance with the applicable provisions of Section 7F; but, with respect to any periods ending after December 31, 1993, the provisions of Section 7F shall not apply with respect to the Participant's Non-R.O.E. Balance (as defined below) and the Participant's Non-R.O.E. Balance shall be credited with Earnings (as defined below) for all such periods in


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accordance with the following provisions:

               (i) For purposes of this Section 7, a Participant's Non-R.O.E. Balance shall mean, as of any date, that part of the Interest Portion of the Participant's Account that con-sists of deferred Awards earned for Performance Cycles ended on or after December 31, 1985, together with all interest credited thereon to such date in accordance with the appli-cable provisions of Section 7F or this Section 7G.

              (ii) As of the last day of each calendar month, each part of a Participant's Non-R.O.E. Balance for which a sepa-rate Earnings Crediting Option (as hereinafter defined) is in effect pursuant to the Participant's election under this
     Section 7G shall be credited with an amount determined by multiplying such part of the balance by a percentage corre-sponding to the Applicable Rate of Return (as hereinafter defined) for such month under such Earnings Crediting
     Option. The amount so credited (which may be positive or negative depending on whether the Applicable Rate of Return for the month is positive or negative) is referred to herein as "Earnings".

             (iii) For purposes of this Section 7G, the term "Earnings Crediting Option" shall mean, initially, (a) the Prime Rate, and (b) any investment fund maintained under the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies (the "401(k) Plan") other than the ESOP Fund or the U.S.T. Corp. Stock Fund; and the term "Prime Rate" shall mean, with respect to any calendar month, the prime rate as quoted by United States Trust Company of New York on the last business day of such month. Any investment fund described in clause (b) of the preceding sentence is referred herein as a "401(k) Plan Fund".

                    Notwithstanding the foregoing, the Committee may at any time, in its sole discretion, determine (x) that the Prime Rate or any 401(k) Plan Fund shall cease to constitute an Earnings Crediting Option for purposes of this Section
     7G, (y) that any investment fund that is added to the 401(k) Plan at any time after January 1, 1994 shall not constitute and earnings Crediting Option for purposes of the Plan, or
     (z) that any other hypothetical investment fund or index or referenced rate of return shall constitute an Earnings Crediting Option for purposes of the Plan. Participants shall be notified in writing, at least 45 days in advance,


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     of any such change in the Plan's Earnings Crediting Options.

              (iv) The "Applicable Rate of Return" for any month, under any Earnings Crediting Option, shall mean (a) in the case of an Earnings Crediting Option that is a 401(k) Plan Fund, the percentage by which the value of such Fund, as determined by the 401(k) Plan's Trustee of the Valuation
     Date (as defined in the 401(k) Plan for such month, exceeds, or is less than, the value of such Fund, as determined by the 401(k) Plan's Trustee as of the Valuation Date for the immediately preceding month; and (b) in the case of any other Earnings Crediting Option, the rate of return applicable for such month, as determined by the Committee in its sole discretion.

               (v) A Participant may make elections with respect to the Earnings Crediting Options that are to apply with respect to his or her Non-R.O.E. Balance, in accordance with the following rules:

                    (a) a Participant may elect to have any part or all of his or her Non-R.O.E. Balance credited with Earnings under any Earnings Crediting Option available under the Plan at the time of his or her election.

                    (b) each Participant shall make an initial elec-tion as to the Earnings Crediting Options that are to apply with respect to his or her Non-R.O.E. Balance by no later than November 19, 1993. Such election shall be made in writing on a form which is provided by the Committee for such purpose and which the Participant files with the Committee. In such election form, the Participant shall specify, by percentages (which must be even multiples of 5%) the respective parts of such balance that are to be credited with Earnings under each of the Earnings Crediting Options designated by the Participant in such form.

                    (c) The Earnings Crediting Options selected in the initial election made by the Participant under clause
     (b) above shall remain in effect until the Participant changes his or her election in accordance with clause (d) below.

                    (d)  A Participant may change the Earnings
     Crediting Options that are to apply with respect to his or her Non-R.O.E. Balance by making a new election hereunder.


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     Such new election shall be made in writing, on a form which is provided by the Committee for this purpose and which the Participant files with the Committee. In such form, the Participant shall specify, in the same manner as described in clause (b) above, the respective parts of such balance that are to be credited with Earnings under each of the Earnings Crediting Options designated by the Participant in such form. The Participant's new election shall become effective as of the first day of the calendar month fol-lowing the date on which such election is filed with the Committee, provided that it is so filed at least 15 days prior to such first day. The Earnings Crediting Options selected by the Participant in such new election shall remain in effect until the Participant again changes his election with respect to his or her Non-R.O.E. Balance in accordance with this clause (d).

              (vi) A Participant's Non-R.O.E. Balance shall continue to be credited with Earnings in accordance with the provisions of this Section 7G until all payments required to be made with respect to the Interest Portion under Section
     7L have been made. For this purpose, any payments made under Section 7L with respect to the Participant's Non-
     R.O.E. Balance will be deemed to have been made pro rata from the respective parts of such balance that are subject to separate Earnings Crediting Options.

     H. Phantom Share Unit Portion. With respect to the portion of an Award credited to the Participant's Account which is deferred and credited with Phantom Share Units (the "PSU Portion"), the number of Phantom Share Units ("PSU's") so cred-ited shall be equal to the result of dividing (i) the PSU Portion by (ii) the average market value (determined as above provided) of one common share of the Corporation during the month in which the Performance Cycle ended.

     I. Dividend Equivalents. As of each date on which the Corporation pays a dividend on its common shares, the PSU Portion of each Participant's Account shall be credited with additional PSU's the number of which shall be determined by (i) multiplying the number of PSU's standing to the Participant's credit in the PSU Portion of the Participant's Account at the time such dividend was declared by the per share dollar amount of the dividend so paid, and then (ii) dividing the resulting amount by the average market value (determined as above provided) of one common share of the Corporation on the payment date for such


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dividend.

     J. Payment of Deferred Awards. Payment with respect to amounts credited to the Account of a Participant shall be made in a series of annual installments over a period of ten (10) years. Except as otherwise provided by the Committee, each installment shall be withdrawn proportionately from the Interest Portion and from the PSU Portion of a Participant's account based on the percentage of the Participant's account which he or she elected to be credited with interest and with PSU's. Payments shall commence on the date specified by the Participant in his or her deferral election or on the date determined initially by the Committee, whichever is applicable, unless the Committee in its sole discretion determines that payment shall be made over a shorter period or in more frequent installments, or commence on an earlier date, or any or all of the above. If a Participant dies prior to the date on which payment with respect to all amounts credited to his or her Account shall have been completed, payment with respect to such amounts shall be made to the Parti-cipant's Beneficiary in a series of annual installments over a period of five (5) years, unless the Committee in its sole discretion determines that payment shall be made over a shorter period or in more frequent installments, or both. To the extent practicable, each installment payable hereunder shall approximate that part of the amount then credited to the Participant's or Beneficiary's Account which, if multiplied by the number of installments remaining to be paid, would be equal to the entire amount then credited to the Participant's Account.

     K. Composition of Payment. Payment with respect to the Interest Portion of a Participant's Account shall be made in cash. Payment with respect to the PSU Portion of a Participant's Account shall be made in common shares of the Corporation. One common share of the Corporation shall be distributed to the Participant for each whole PSU for which payment is being made. Fractional PSU's shall be paid in cash.

     L. Payments After January 1, 1994. Notwithstanding any other provision herein to the contrary, on and after January 1, 1994 the provisions of Sections 7J and 7K shall apply only in the case of payments to be made with respect to Participants whose employment with the Corporation and its Affiliated Companies terminated prior to such date; and in the case of each other Participant, payment with respect to the Participant's Account shall be made in accordance with the following provisions:



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               (i)  The balances of the Interest Portion and the PSU
     Portion of a Participant's Account shall become payable upon the Participant's termination of employment with the Corporation and its Affiliated Companies for any reason.
     For this purpose, a Participant who ceases active employment by reason of disability but who becomes entitled to receive benefit payments under the long-term disability plan maintained by the Corporation or any of its Affiliated
     Companies shall be treated as continuing to be employed with the Corporation and its Affiliated Companies during all periods for which he or she continues to receive benefit payments under such plan.

              (ii) Payment with respect to the Interest Portion and the PSU Portion of a Participant's Account shall be made in the form of a series of 10 annual installments. The first such installment payment shall be made on the last business day of February of the calendar year following the year in which the Participant's employment with the Corporation and its Affiliated Companies terminates, and the remaining installment payments shall be made on the last business day of February of each succeeding year.

             (iii) Each installment payment to be made with respect to the Interest Portion of a Participant's Account shall be made in cash, in an amount determined by dividing (a) the aggregate amount of the Participant's R.O.E. Balance and Non-R.O.E. Balance determined as of the last day of the calendar year preceding the year in which such payment is to be made, by (b) the number of installment payments remaining to be made. Each such installment payment shall be deemed to have been made pro rata from the Participant's R.O.E. Balance and his or her Non-R.O.E. Balance. The last such installment payment shall include interest or Earnings credited to the Participant's R.O.E. Balance and his or her Non-R.O.E. Balance for the month preceding the month in which such payment is made.

              (iv) Each installment payment to be made with respect to the PSU Portion of a Participant's Account shall be made partly in common shares of the Corporation, and partly in cash. The number of shares to be included in each such installment payment shall be equal to the number of whole
     PSU's included in the quotient resulting from dividing (a) the total number of PSU's included in the balance of the PSU Portion of the Participant's Account as of the last day of


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     the calendar year preceding the year in which such payment is to be made, by (b) the number of installment payments remaining to be made; and the amount of cash to be included in each such installment payment shall be determined by multiplying (c) the fractional part of a PSU included in the aforementioned quotient by (d) the average market value (determined as above provided) of one common share of the Corporation on the business day immediately preceding the date on which such installment payment is to be made. The last such installment payment shall include a number of common shares of the Corporation equal to the whole number of any additional PSU's that are credited to the PSU Portion of the Participant's Account under Section 7I during the month preceding the month in which such payment is made, together with cash (in an amount determined in the same manner as described in clause (d) of the preceding sentence) for any fractional part of a PSU that is so credited.

               (v) If a Participant should die before receiving all payments required to be made hereunder with respect to the Participant's Account, any payments remaining to be made at the date of the Participant's death shall be made to the Participant's Beneficiary in the same form, at the same times and in the same amounts, as such payments would have been made to the Participant (a) if he or she had not died and (b) if the Participant died while still employed, if the Participant's employment had otherwise terminated on the date of his or her death.

                     (vi)  Notwithstanding any other provision in this
     Section 7L to the contrary, payment with respect to any part or all of the Participant's Account balances may be made to the Participant or, if the Participant has died, to the Participant's Beneficiary, on any date earlier than the date on which such payment is to be made pursuant to such other provisions of this Section 7L if (a) the Participant, or his or her Beneficiary, requests such early payment and (b) the Committee, in its sole discretion, determines that such early payment is necessary to help the Participant, or his or her Beneficiary, meet an "unforeseeable emergency" within the meaning of Section 1.457-2(h)(4) of the federal Income
     Tax Regulations. The amount that may be so paid may not exceed the amount necessary to meet such emergency.

     M. Adjustment of PSU's. In the event of any change in the Corporation's common shares by reason of any stock dividend,


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
recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase such shares at a price substantially below fair market value, or any similar change affecting the Corporation's common shares, the number and kind of shares represented by Phantom Share Units credited to the Accounts of Participants hereunder shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section 7M and, upon such notice, such adjustment shall be effective and binding for all purposes of the Plan.

8.   Conditions and Forfeitures

     The payment of all Awards under the Plan, or of any part thereof, shall be contingent upon a Participant's compliance with the following condition: the Participant shall not, directly or indirectly, except as required in the course of his or her employment by the Corporation or any of its Affiliated Companies, furnish, divulge, or use at any time any information of a proprietary nature owned by the Corporation or any of its Affiliated Companies which is in the nature of confidential information or trade secrets.

     If in the judgment of the Committee, reasonably exercised, a Participant shall have failed at any time to comply with the foregoing condition, the obligation of the Corporation to make payment to such Participant or his or her Beneficiary shall ter-minate forthwith and any unpaid Awards shall be forfeited, except to the extent that the Participant would otherwise have received payment with respect to all or part of an Award but for his or her prior election to defer the payment thereof.

9.   Partial Awards

     An officer who is a Participant for less than a full Perfor-mance Cycle, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Performance Cycle as the Committee shall deter-mine.





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

10.  Change in Control or Other Discontinuance

     A. Upon the occurrence of a Change in Control of the Corpo-ration (as hereinafter defined), unless the Board of Directors otherwise directs by resolution adopted prior to the Change in Control, or not later than 45 days after the Change in Control if the percentage of the Corporation's common shares acquired or directors elected under clause (1) or (3) of the definition of Change in Control set forth below shall be at least 20% but less than 25%, all incomplete Performance Cycles in effect on the date the Change in Control occurs shall end on such date and the Committee, shall, (i) determine the extent to which Performance Goals with respect to each such Performance Cycle have been met based upon such audited or unaudited financial information then available as it deems relevant, (ii) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Performance Cycle, based upon the Committee's determination of the degree of attainment of Performance Goals, and (iii) cause all previously deferred Awards to be settled in full. Any resolution of the Board of Directors adopted in accordance with the provisions of this Section directing that this Section 10A not become effective may be rescinded or countermanded at any time with or without retroactive effect.
All payments of Awards in accordance with the foregoing and all settlements of previously deferred Awards shall be payable in the manner prescribed in Section 7 as soon as practicable following the Change in Control.

     Notwithstanding the last sentence of the preceding para-graph, all settlements of previously deferred Awards to be made after January 1, 1992 pursuant to this Section 10A shall be made in the form of single cash lump sum payments. The amount so payable with respect to each Participant's previously deferred Awards shall be equal to the sum of (a) the aggregate amount of the balances of Interest Portion of the Participant's Account, plus (b) an amount determined by multiplying the aggregate number of Phantom Share Units then included in the balance of the PSU Portion of the Participant's Account by the Determined Value of one common share of the Corporation. For purposes of the foregoing, the term "Determined Value" shall have the meaning assigned to such term in Section 1.2 of the 1989 Stock Compensation Plan of U.S. Trust Corporation. All amounts so payable to Participants, reduced by any taxes withheld pursuant to Section 13, shall be paid to such Participants as soon as practicable following the Change in Control.



                                  -16-
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
     For purposes of this Section "Change in Control" means that:

               (1)  20% or more of the common shares of the
     Corporation has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Corporation; or that

               (2) there has been a merger or equivalent combination after which 49% or more of the voting shares of the sur-viving corporation is held by persons other than former shareholders of the Corporation; or that

               (3)  20% or more of the directors elected by
     shareholders to the Board of Directors of the Corporation are persons who were not nominated in the most recent proxy statement of the Corporation.

     B. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organi-zation succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorgani-zation or transfer of assets.

11.  Non-Alienation of Benefits and General Creditor Status

     A Participant's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary.

     Participants shall have no right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under the Plan.
Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant, Beneficiary, or any other person. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of the general unsecured creditor of the Corporation.


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The Plan shall constitute a mere promise by the Corporation to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes, as well as for purposes of Title I of ERISA. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. In its sole discretion, the Corporation may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver common shares of the Corporation or pay cash; provided, however, that unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

12.  No Claim or Right Under the Plan

     No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any of its Affiliated Companies.

13.  Taxes

     The Corporation shall deduct from all payments otherwise required to be made under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

14.  Designation and Change of Beneficiary

     Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount, or any Common Shares of the Corporation, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation or change or revocation thereof shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.


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
If at the date of a Participant's death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 14, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount, or common shares of the Corporation, that becomes payable under the Plan by reason of the Participant's death, the Participant's estate shall be treated as the Participant's Beneficiary for purposes of the Plan.

15.  Payments to Persons Other Than Participant

     If the Committee shall find that any Participant or Beneficiary to whom any amount, or any common shares of the Corporation, is payable under the Plan is unable to care for his or her affairs because of illness, accident or legal incapacity, then, if the Committee so directs, such amount, or such shares, may be paid to such Participant's or Beneficiary's spouse, child, or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such Participant or Beneficiary, unless a prior claim therefor has been made by a duly appointed legal representative of the Participant or Beneficiary. Any such payment shall be a complete discharge of the liability of the Corporation therefor.

16.  No Liability of Committee Members

     No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such mem-ber or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee, and each employee, officer or director of the Corporation or any of its Affiliated Companies to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connec-tion with the Plan unless arising out of such person's own fraud or bad faith.

17.  Amendment or Termination

     The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion


                                  -19-
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
thereof at any time; provided, however, that (i) no amendment that would materially increase the cost of the Plan to the Corporation may be made by the Board of Directors without the approval of shareholders of the Corporation, (ii) no amendment, suspension or termination of the Plan shall deprive any Participant of any rights to Awards previously made under the Plan without his or her written consent. Subject to earlier termination pursuant to the provisions of this Section, and unless the shareholders of the Corporation shall have approved an extension of the Plan beyond such date, no further Awards shall be made under the Plan with respect to that part of any Performance Cycle which ends after December 31, 1989.

18.  Governing Law

     The Plan shall be governed by and construed in accordance with the laws of the State of New York.

19.  Effective Date

     The Plan, as initially adopted and approved by shareholders of the Corporation at its 1980 annual meeting of shareholders, became effective as of January 1, 1980.























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